UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 18, 2015

RAYONIER ADVANCED MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36285 (Commission File Number)	46-4559529 (I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
 (Address of principal executive offices) (Zip Code)

(904) 357-4600
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry Into a Material Definitive Agreement.

On September 18, 2015, a subsidiary of Rayonier Advanced Materials Inc. (the "Company"), Rayonier A.M. Sales and Technology Inc. ("RYST") and Nantong Cellulose Fibers Co., Ltd. ("Nantong") entered into that certain Amendment to Chemical Cellulose Agreement, dated effective as of January 1, 2016 (the "Amendment"), amending in certain respects that certain Cellulose Specialties Agreement, dated effective as of January 1, 2012, between Rayonier Performance Fibers, LLC (assigned to RYST effective January 1, 2015) and Nantong.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment.  The omitted material will be included in the request for confidential treatment.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment.  A redacted copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01                          Regulation FD Disclosure.

On September 23, 2015, the Company issued a press release relating to entry into the Amendment to Chemical Cellulose Agreement described in Item 1.01 above.  A copy of the Company's press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Chemical Cellulose Agreement, dated effective as of January 1, 2016, between Nantong Cellulose Fibers Co., Ltd. and Rayonier A.M. Sales and Technology Inc.
99.1	Press release entitled "Rayonier Advanced Materials Announces Major Contract Extension" issued September 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2015

By:	/s/ Michael R. Herman
Name:	Michael R. Herman
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX
Exhibit Number	Description
10.1	Amendment to Chemical Cellulose Agreement, dated effective as of January 1, 2016, between Nantong Cellulose Fibers Co., Ltd. and Rayonier A.M. Sales and Technology Inc.
99.1	Press release entitled "Rayonier Advanced Materials Announces Major Contract Extension" issued September 23, 2015.